FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 2, 2005, among THOMAS & BETTS CORPORATION (the “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, and further agree as follows:

1. Amendments to Credit Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment which are set forth below, the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement, Definitions, is hereby amended and modified by inserting the following definition in the appropriate alphabetical order:

“‘Base Rate Margin’ shall mean the percentage per annum for Base Rate Advances determined from the following table and corresponding to the Funded Debt/EBITDA Ratio in effect as of the most recent Calculation Date (as defined below):

Level	Funded Debt/EBITDA Ratio	Base Rate Margin
1	Greater than or equal to 4.25 to 1.00	0.50%
2	Greater than or equal to 3.50 to	0.25%
	1.00 but less than 4.25 to 1.00
3	Less than 3.50 to 1.00	0.00%

The Base Rate Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five (5) Business Days after the date on which the Borrower provides the quarterly Compliance Certificate for each fiscal quarter in accordance with the provisions of Section 7.3; provided, however, that (a) the initial Base Rate Margin shall be based on Level 3 (as shown above) and shall remain at Level 3 until the first Calculation Date following the First Amendment Date and thereafter, the Level shall be determined by the then current Funded Debt/EBITDA Ratio, (b) if the Borrower fails to provide the Compliance Certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.3, the Base Rate Margin shall be based on Level 1 until five (5) Business Days after the Compliance Certificate is provided, whereupon the Level shall be determined by the then current Funded Debt/EBITDA Ratio, and (c) the Base Rate Margin shall be based on Level 1 during the continuance of any Default or Event of Default. Except as set forth above, the Base Rate Margin shall be effective from one Calculation Date until the next Calculation Date.”

“‘Calculation Date’ has the meaning given to such term in the definition of ‘Base Rate Margin.’”

“‘Eurodollar Rate Margin’ shall mean the percentage per annum for Eurodollar Advances determined from the following table and corresponding to the Funded Debt/EBITDA Ratio in effect as of the most recent Calculation Date:

		Eurodollar Rate
Level	Funded Debt/EBITDA Ratio	Margin
1	Greater than or equal to 4.25 to 1.00	2.00%
2	Greater than or equal to 3.50 to	1.75%
	1.00 but less than 4.25 to 1.00
3	Greater than or equal to 2.75 to	1.50%
	1.00 but less than 3.50 to 1.00
4	Less than 2.75 to 1.00	1.25%

The Eurodollar Rate Margin shall be determined and adjusted quarterly on each Calculation Date; provided, however, that (a) the initial Eurodollar Rate Margin shall be based on Level 4 (as shown above) and shall remain at Level 4 until the first Calculation Date following the First Amendment Date and thereafter, the Level shall be determined by the then current Funded Debt/EBITDA Ratio, (b) if the Borrower fails to provide the Compliance Certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.3, the Eurodollar Rate Margin shall be based on Level 1 until five (5) Business Days after the Compliance Certificate is provided, whereupon the Level shall be determined by the then current Funded Debt/EBITDA Ratio, and (c) the Eurodollar Rate Margin shall be based on Level 1 during the continuance of any Default or Event of Default. Except as set forth above, the Eurodollar Rate Margin shall be effective from one Calculation Date until the next Calculation Date.”

“‘First Amendment Date’ shall mean March 2, 2005.”

“‘Funded Debt/EBITDA Ratio’ shall mean, on any calculation date, for the Borrower and its Consolidated Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of such date to (b) EBITDA determined for the immediately preceding twelve (12) month period.”

“‘Unused Line Fee Rate’ shall mean the percentage per annum determined from the following table and corresponding to the Funded Debt/EBITDA Ratio in effect as of the most recent Calculation Date:

Level	Funded Debt/EBITDA Ratio	Unused Line Fee Rate
1	Greater than or equal to 4.25 to 1.00	0.6250%
2	Greater than or equal to 3.50 to	0.5625%
	1.00 but less than 4.25 to 1.00
3	Less than 3.50 to 1.00	0.5000%

The Unused Line Fee Rate shall be determined and adjusted quarterly on each Calculation Date; provided, however, that (a) the initial Unused Line Fee Rate shall be based on Level 3 (as shown above) and shall remain at Level 3 until the first Calculation Date following the First Amendment Date and thereafter, the Level shall be determined by the then current Funded Debt/EBITDA Ratio, and (b) if the Borrower fails to provide the Compliance Certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.3, the Unused Line Fee Rate shall be based on Level 1 until five (5) Business Days after the Compliance Certificate is provided, whereupon the Level shall be determined by the then current Funded Debt/EBITDA Ratio. Except as set forth above, the Unused Line Fee Rate shall be effective from one Calculation Date until the next Calculation Date.”

(b) Section 1.1 of the Credit Agreement, Definitions, is hereby further amended and modified by amending and restating the definition of “Interest Rate Margin” as follows:

“‘Interest Rate Margin’ shall mean the Base Rate Margin or the Eurodollar Rate Margin, as applicable.”

(c) Section 2.4 of the Credit Agreement, Fees, is hereby amended and modified by amending and restating subsection (b) of such Section in its entirety as follows:

“(b) Unused Line Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Revolving Commitment Ratios, an unused line fee on the aggregate amount by which the Revolving Loan Commitments exceeded the sum of the average daily amount of Aggregate Revolving Credit Obligations (other than with respect to any Swing Loans and Agent Advances) for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate equal to the Unused Line Fee Rate then applicable. Such unused line fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable in arrears on the fifteenth (15th) day of each calendar quarter thereafter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.”

(d) Section 7.3 of the Credit Agreement, Compliance Certificates, is hereby amended and modified by amending and restating subsection (a) of such Section in its entirety as follows:

“(a) Setting forth as at the end of such month, quarter or year or as of such date, as the case may be, (i) the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of the Financial Covenants being tested as at the end of such month, quarter or year, as applicable, and (ii) the arithmetical calculations required to establish the Base Rate Margin, the Eurodollar Rate Margin, and the Unused Line Fee Rate in effect as at the end of such month, quarter or year, as applicable;”

2. Amendments to Exhibits to Credit Agreement. Exhibit H to the Credit Agreement, Form of Compliance Certificate, is modified and amended by deleting the existing Exhibit H in its entirety and substituting Exhibit H attached hereto in lieu thereof.

3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments expressly set forth above and delivered in connection herewith, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. The Borrower acknowledges and expressly agrees that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein. The Borrower has no knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s and the Lenders’ security interests in, security titles to, or other Liens on, any Collateral for the Obligations, other than as expressly set forth herein.

4. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received (a) counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent and the Lenders (b) an executed Compliance Certificate setting forth the arithmetical calculations required to establish the Base Rate Margin, the Eurodollar Rate Margin, and the Unused Line Fee Rate in effect as of the First Amendment Date, and (c) a duly executed Blocked Account Agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Borrower’s bank accounts at Bank of America, N.A.

5. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

(b) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s organizational documents, (ii) law; or (iii) or any contractual restriction binding on or affecting the Borrower.

(c) This Amendment has been duly executed and delivered by the Borrower.

(d) This Amendment and each of the other Loan Documents, as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(e) As of the date hereof, the representations and warranties of the Borrowers set forth in Article 5 of the Credit Agreement, in Section 7 of the Security Agreement, Section 7 of the Fixed Asset Security Agreement, Section 1 of the Negative Pledge Agreement, Sections 1 and 3 of the Canadian Pledge Agreement, and Section 4.1 of the European Pledge Agreement are, subject to the limitations set forth therein, true and correct in all material respects (except for those representations and warranties which expressly relate to an earlier date or which are no longer applicable).

(f) No Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Amendment.

6. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

7. Affirmation of Guaranty. By executing this Amendment, each of the Guarantors hereby acknowledges, consents and agrees that all of its obligations and liabilities under the provisions of the Credit Agreement remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under the Credit Agreement or any of the other Loan Documents to which it is a party.

8. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

9. Section Titles. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

10. Entire Agreement. This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

12. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

13. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

BORROWER: THOMAS & BETTS CORPORATION,

a Tennessee corporation

By:/s/ Thomas C. Oviatt

Name: Thomas C. Oviatt Title: Vice President — Treasurer

LENDERS:	WACHOVIA BANK, NATIONAL

ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ W. Eugene Wilson

Name: W. Eugene Wilson Title: Director

BANK OF AMERICA, N.A. (individually and as successor by merger to Fleet Capital Corporation), as a Lender

By:	/s/ Andrew A. Doherty

Name: Andrew A. Doherty Title: Vice President

SIEMENS FINANCIAL SERVICES,

INC., as a Lender

By: /s/ Frank Amodio

Name: Frank Amodio

Title: VP-Credit

CIBC, INC., as a Lender

By: /s/ Dominic J. Sorresso

Name: Dominic J. Sorresso Title: Executive Director

CIBC World Markets Corp., as Agent

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Chris McKean

Name: Chris McKean Title: Vice President

KBC BANK N.V., as a Lender

By: /s/ Jean-Pierre Diels

Name: Jean-Pierre Diels Title: First Vice President

By: /s/ Eric Raskin

Name: Eric Raskin Title: Vice President

ORIX BUSINESS CREDIT, as a Lender

By: /s/ Christopher L. Smith

Name: Christopher L. Smith

Title: Authorized Representative

ACKNOWLEDGED AND
AGREED:

GUARANTORS: THOMAS & BETTS INTERNATIONAL, INC., a Delaware corporation

By: /s/ Donald R. Rawlins

Name: Donald R. Rawlins Title: Secretary

AUGAT EUROPE, INC., a Delaware corporation

By: /s/ Donald R. Rawlins

Name: Donald R. Rawlins Title: Secretary

THOMAS & BETTS EUROPE, INC., a Delaware corporation

By: /s/ Donald R. Rawlins

Name: Donald R. Rawlins Title: Secretary

THOMAS & BETTS CARIBE INC., a Delaware corporation

By: /s/ Donald R. Rawlins

Name: Donald R. Rawlins Title: Secretary